Exhibit 99.1

Veritiv Announces Second Quarter 2023 Financial Results

Second Quarter Highlights

•	Net Income of $70.7 million, a decrease of 22.4% from prior year

•	Diluted EPS of $5.15, a decrease of 15.8% from prior year

•	Record second quarter Adjusted EBITDA margin[1] of 7.7%

•	14 consecutive quarters of year-over-year Adjusted EBITDA margin expansion

ATLANTA (August 8, 2023) – Veritiv Corporation (NYSE: VRTV), a leading full-service provider of business-to-business products, services and solutions, today announced financial results for the second quarter ended June 30, 2023.

“The second quarter highlighted the value of our diversified and complementary portfolio of products and industry verticals. Despite challenging macroeconomic conditions, Adjusted EBITDA for both Packaging and Facility Solutions improved sequentially and on a year-over-year basis, achieving record Adjusted EBITDA margins for these segments,” said Sal Abbate, Chief Executive Officer. “This strong performance partially offset continued intense industry-wide destocking and slowing demand headwinds in Print Solutions, resulting in record second quarter consolidated Adjusted EBITDA margin."

Abbate concluded, “I am excited to have reached an agreement with an affiliate of Clayton, Dubilier & Rice, LLC (CD&R) to acquire Veritiv, which we believe delivers substantial value to our shareholders. This is a testament to our team’s hard work and dedication over the past several years as the successful execution of our commercial and operational excellence strategies fundamentally improved our business. The transaction will further enhance our resources and offer greater financial and operational flexibility as we deliver innovative and sustainable solutions to our customers."

For the three months ended June 30, 2023, compared to the three months ended June 30, 2022:

•	Net sales were $1.5 billion, a decrease of 20.0% from the prior year; organic sales decreased 15.4%.

•	Net income was $70.7 million, compared to $91.1 million in the prior year. Net restructuring charges were none, compared to $1.4 million in the prior year.

•	Basic and diluted earnings per share were $5.22 and $5.15, respectively, compared to $6.24 and $6.12, respectively, in the prior year.

•	Adjusted EBITDA was $112.2 million, a decrease of 17.7% from the prior year.

•	Adjusted EBITDA margin was 7.7%, an increase of 20 basis points from the prior year.

For the six months ended June 30, 2023, compared to the six months ended June 30, 2022:

•	Net sales were $3.0 billion, a decrease of 19.3% from the prior year; organic sales decreased 11.7%.

•	Net income was $139.4 million, compared to $169.6 million in the prior year. Net restructuring charges were none, compared to $4.1 million in the prior year.

•	Basic and diluted earnings per share were $10.30 and $10.15, respectively, compared to $11.55 and $11.23, respectively, in the prior year.

•	Adjusted EBITDA was $216.0 million, a decrease of 15.6% from the prior year.

•	Adjusted EBITDA margin was 7.3%, an increase of 30 basis points from the prior year.

For the three months ended June 30, 2023, net cash provided by operating activities was $94.4 million and free cash flow was $91.3 million. For the six months ended June 30, 2023, net cash provided by operating activities was $165.3 million and free cash flow was $159.3 million.

“We are pleased with strong free cash flow of nearly $160 million generated during the first half of 2023.” said Eric Guerin, Chief Financial Officer.

In light of the previously announced transaction with CD&R, Veritiv will not provide guidance or host a conference call or webcast to review the second quarter 2023 financial results.

1Adjusted EBITDA margin, a non-GAAP metric, is defined as Adjusted EBITDA as a percentage of net sales.

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Important information regarding measures not presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") and related reconciliations of non-GAAP financial measures to the most comparable U.S. GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta, is a leading full-service provider of packaging, JanSan and hygiene products, services and solutions. Additionally, Veritiv provides print and publishing products. Serving customers in a wide range of industries both in North America and globally, Veritiv has distribution centers throughout the U.S. and Mexico, and team members around the world helping shape the success of its customers. For more information about Veritiv and its business segments visit www.veritiv.com.

Safe Harbor Provision

This release contains certain forward-looking statements that reflect Veritiv's current views with respect to certain current and future events. Specific forward-looking statements include, among others, statements regarding the consummation of the proposed transaction. These forward-looking statements are and will be, subject to many risks, uncertainties and factors which may cause future events to be materially different from these forward-looking statements or anything implied therein. These risks and uncertainties include, but are not limited to: the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Veritiv’s stockholders) in the anticipated timeframe or at all; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Veritiv’s common stock; disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; risks related to disruption of management’s attention from Veritiv’s ongoing business operations due to the proposed transaction; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed transaction; global economic conditions; adverse industry and market conditions; the ability to retain management and other personnel; and other economic, business, or competitive factors. Any forward-looking statements in this release are based upon information available to Veritiv on the date of this release. Veritiv does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could affect Veritiv may be found in Veritiv's filings with the Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find it

This filing may be deemed solicitation material in respect of the proposed merger of an affiliate of Clayton, Dubilier & Rice, LLC with and into Veritiv. In connection with the proposed merger transaction, Veritiv will file with the SEC and furnish to Veritiv’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at https://www.sec.gov. In addition, the proxy statement and Veritiv’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through Veritiv’s website at https://ir.veritiv.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of Veritiv may be deemed “participants” in the solicitation of proxies from stockholders of Veritiv in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Veritiv in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in its definitive proxy statement for the 2023 annual meeting of stockholders as filed with the SEC on Schedule 14A on March 17, 2023.

Financial Statements

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$1,457.3	$1,820.7	$2,967.5	$3,678.8
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,096.6	1,410.9	2,240.7	2,866.3
Distribution expenses	88.7	98.2	178.4	210.4
Selling and administrative expenses	163.5	190.7	334.9	378.6
Gain on sale of businesses	—	(10.0)	—	(10.0)
Depreciation and amortization	9.6	11.1	19.7	23.8
Restructuring charges, net	—	1.4	—	4.1
Operating income	98.9	118.4	193.8	205.6
Interest expense, net	4.3	4.0	9.0	7.5
Other (income) expense, net	(1.9)	(6.6)	(0.9)	(7.2)
Income before income taxes	96.5	121.0	185.7	205.3
Income tax expense	25.8	29.9	46.3	35.7
Net income	$70.7	$91.1	$139.4	$169.6

Earnings per share:
Basic	$5.22	$6.24	$10.30	$11.55
Diluted	$5.15	$6.12	$10.15	$11.23

Weighted-average shares outstanding:
Basic	13.55	14.61	13.54	14.69
Diluted	13.72	14.88	13.73	15.10

VERITIV CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions, except par value, unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$43.9	$40.6
Accounts receivable, less allowances of $22.9 and $26.7, respectively	750.5	889.6
Inventories	487.0	423.9
Other current assets	95.0	103.7
Total current assets	1,376.4	1,457.8
Property and equipment (net of accumulated depreciation and amortization of $326.6 and $325.5, respectively)	124.2	127.5
Goodwill	96.3	96.3
Other intangibles, net	33.4	35.6
Deferred income tax assets	25.5	29.0
Other non-current assets	366.5	343.4
Total assets	$2,022.3	$2,089.6
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$418.1	$452.9
Accrued payroll and benefits	46.8	106.2
Other accrued liabilities	147.2	154.1
Current portion of debt	14.2	13.4
Total current liabilities	626.3	726.6
Long-term debt, net of current portion	171.6	264.8
Defined benefit pension obligations	0.8	0.4
Other non-current liabilities	340.3	341.7
Total liabilities	1,139.0	1,333.5
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	—	—
Common stock, $0.01 par value, 100.0 million shares authorized; shares issued - 17.6 million and 17.5 million, respectively; shares outstanding - 13.6 million and 13.5 million, respectively	0.2	0.2
Additional paid-in capital	614.9	613.1
Accumulated earnings	595.0	472.6
Accumulated other comprehensive loss	(9.7)	(12.7)
Treasury stock at cost - 4.0 million and 4.0 million shares, respectively	(317.1)	(317.1)
Total shareholders' equity	883.3	756.1
Total liabilities and shareholders' equity	$2,022.3	$2,089.6

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net income	$139.4	$169.6
Depreciation and amortization	19.7	23.8
Amortization and write-off of deferred financing fees	0.8	0.8
Net (gains) losses on disposition of assets and sale of businesses	0.1	(15.3)
Provision for expected credit losses	(1.8)	(0.1)
Deferred income tax provision (benefit)	4.1	(11.6)
Stock-based compensation	5.4	5.9
Other non-cash items, net	(1.7)	(7.0)
Changes in operating assets and liabilities
Accounts receivable	142.0	(51.4)
Inventories	(60.8)	(25.4)
Other current assets	10.2	(1.5)
Accounts payable	(0.7)	23.4
Accrued payroll and benefits	(66.7)	(31.8)
Other accrued liabilities	0.0	(13.9)
Other	(24.7)	(3.2)
Net cash provided by (used for) operating activities	165.3	62.3
Investing activities
Property and equipment additions	(6.0)	(11.6)
Proceeds from asset sales and sale of businesses, net of cash transferred	0.3	139.4
Proceeds from insurance related to property and equipment	0.1	3.5
Net cash provided by (used for) investing activities	(5.6)	131.3
Financing activities
Change in book overdrafts	(36.4)	12.9
Borrowings of long-term debt	2,744.0	3,111.5
Repayments of long-term debt	(2,835.8)	(3,190.9)
Payments under right-of-use finance leases	(4.9)	(6.3)
Payments under vendor-based financing arrangements	(3.4)	(3.2)
Purchase of treasury stock	—	(104.8)
Impact of tax withholding on share-based compensation	(3.6)	(29.7)
Dividends paid to shareholders	(17.0)	—
Other	0.3	0.3
Net cash provided by (used for) financing activities	(156.8)	(210.2)
Effect of exchange rate changes on cash	0.4	(0.6)
Net change in cash and cash equivalents	3.3	(17.2)
Cash and cash equivalents at beginning of period	40.6	49.3
Cash and cash equivalents at end of period	$43.9	$32.1
Supplemental cash flow information
Cash paid for income taxes, net of refunds	$50.7	$57.8
Cash paid for interest	8.0	6.4
Non-cash investing and financing activities
Non-cash additions to property and equipment for right-of-use finance leases and vendor-based financing arrangements	$7.4	$18.1
Non-cash additions to other non-current assets for right-of-use operating leases	45.4	37.3

Non-GAAP Measures

We supplement our financial information prepared in accordance with U.S. GAAP with certain non-GAAP measures including organic sales (net sales on an average daily sales basis, excluding revenue from sold businesses and revenue from acquired businesses for a period of 12 months after we complete the acquisition), Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and acquisition expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges (benefits), fair value adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments), free cash flow and other non-GAAP measures such as the Net Leverage Ratio (calculated as net debt divided by trailing twelve months of Adjusted EBITDA) and Return on Invested Capital "ROIC" (calculated as Net Operating Profit After Tax divided by the sum of net working capital and property and equipment. Net Operating Profit After Tax is defined as Adjusted EBITDA less depreciation and amortization times 1 minus the standard tax rate1). We believe investors commonly use Adjusted EBITDA, free cash flow and these other non-GAAP measures as key financial metrics for valuing companies; we also present organic sales to help investors better compare period-over-period results. In addition, the credit agreement governing our Asset-Based Lending Facility (the "ABL Facility") permits us to exclude the foregoing and other charges in calculating "Consolidated EBITDA", as defined in the ABL Facility. Consolidated EBITDA and ROIC are also used as a basis for certain compensation programs sponsored by the Company.

Organic sales, Adjusted EBITDA, free cash flow and these other non-GAAP measures are not alternative measures of financial performance or liquidity under U.S. GAAP. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable U.S. GAAP measures. Organic sales, Adjusted EBITDA, free cash flow and these other non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures.

1 The Company uses a standard tax rate of 26%.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET INCOME TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN

(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$70.7	$91.1	$139.4	$169.6
Interest expense, net	4.3	4.0	9.0	7.5
Income tax expense	25.8	29.9	46.3	35.7
Depreciation and amortization	9.6	11.1	19.7	23.8
EBITDA	110.4	136.1	214.4	236.6
Restructuring charges, net	—	1.4	—	4.1
Gain on sale of businesses	—	(10.0)	—	(10.0)
Facility closure charges, including (gain) loss from asset disposition	0.1	(0.3)	0.0	(0.9)
Stock-based compensation	3.6	3.1	5.4	5.9
LIFO reserve (decrease) increase	(3.5)	11.8	(6.0)	22.8
Non-restructuring severance charges	(0.2)	(0.2)	0.1	1.5
Non-restructuring pension charges (benefits)	(1.0)	(7.0)	(0.8)	(7.0)
Other	2.8	1.4	2.9	2.8
Adjusted EBITDA	$112.2	$136.3	$216.0	$255.8

Net sales	$1,457.3	$1,820.7	$2,967.5	$3,678.8
Adjusted EBITDA as a % of net sales	7.7%	7.5%	7.3%	7.0%

Table II

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(in millions, unaudited)

	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
Net cash provided by (used for) operating activities	$94.4	$165.3
Less: Capital expenditures	(3.1)	(6.0)
Free cash flow	$91.3	$159.3

Table III

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

REPORTED NET SALES TO ORGANIC SALES

(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reported net sales	$1,457.3	$1,820.7	$2,967.5	$3,678.8
Impact of change in selling days (1)	—	—	—	—
Net sales (on an average daily sales basis)	1,457.3	1,820.7	2,967.5	3,678.8
Business divestitures (2)	—	(98.4)	—	(319.0)
Organic sales	$1,457.3	$1,722.3	$2,967.5	$3,359.8

Business Days	64	64	127	127

(1)	Adjustment for differences in the number of selling days, if any.
(2)	Represents the net sales of each of the following divested businesses prior to its respective divestiture: Veritiv Canada, Inc. (May 2, 2022) and the logistics solutions business (September 1, 2022).

Veritiv Contacts:

Investors: Clark Dwyer, 844-845-2136	Media: Kristie Madara, 770-391-8471